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                                                                    EXHIBIT 23.4

                              CONSENT OF AUDITORS

   We consent to the inclusion in this Amendment No. 3 to registration statement on Form S-4 (File no. 333-76883) and the related prospectus of The IT Group, Inc., for the registration of $225,000,000, 11 1/4% Series B Senior Subordinated Notes due 2009 of our report dated February 22, 1999, to the Directors of Roche ltee, Groupe conseil on our audit of the consolidated balance sheets of Roche ltee, Groupe conseil as at December 31, 1998, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended. We also consent to the reference to our firm under the caption "Experts" in the above-described Amendment No. 3 to registration statement on Form S-4.

                                        Mallette Maheu
                                        General Partnership
                                        Chartered accountants

Quebec City, Canada

September 16, 1999